                     IN THE UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE


IN RE:                                 )            CHAPTER 11
                                       )
GRANT GEOPHYSICAL, INC.,               )            CASE NO. 96-1936 (HSB)
                                       )
                 DEBTOR.               )


                      JUDGMENT PURSUANT TO FEDERAL RULE OF
                            BANKRUPTCY PROCEDURE 9021


                 The Court having this day approved and entered the Findings of Fact, Conclusions of Law and Order Confirming the Second Amended Plan of Reorganization of Grant Geophysical, Inc. (the "Confirmation Order"), and the Court having received a request to enter judgment thereon;

                 IT IS HEREBY ORDERED that final judgment is entered pursuant to Federal Rule of Bankruptcy Procedure 9021 confirming the Second Amended Plan of Reorganization of Grant Geophysical, Inc., pursuant to section 1129 of the Bankruptcy Code, 11 U.S.C. Section 1129, as set forth in the Confirmation Order.

Dated:  Wilmington, Delaware
        September 15, 1997


                                                  ------------------------------
                                                  United States Bankruptcy Judge

                    IN THE UNITED STATES BANKRUPTCY COURT
                        FOR THE DISTRICT OF DELAWARE


IN RE:                               )          CHAPTER 11
                                     )
GRANT GEOPHYSICAL, INC.,             )          CASE NO. 96-1936 (HSB)
                                     )
                 DEBTOR.             )



                      FINDINGS OF FACT, CONCLUSIONS OF LAW
                        AND ORDER CONFIRMING THE SECOND
                         AMENDED PLAN OF REORGANIZATION
                           OF GRANT GEOPHYSICAL, INC.

                               TABLE OF CONTENTS

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                                                                                                                     ----
I.  FINDINGS OF FACT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
    A.   JURISDICTION AND VENUE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
    B.   COMPLIANCE WITH THE REQUIREMENTS OF SECTION 1129 OF THE BANKRUPTCY CODE  . . . . . . . . . . . . . . . . . .   4
         1.   Section 1129(a)(1) -- Compliance of the Plan with Applicable Provisions of the Bankruptcy Code  . . . .   4
              a.   Sections 1122 and 1123(a)(1)-(4) --  Classification and Treatment of Claims and Interests  . . . .   4
              b.   Section 1123(a)(5) -- Adequate Means for Implementation of the Plan  . . . . . . . . . . . . . . .   5
              c.   Section 1123(a)(6) -- Prohibition Against the Issuance of Nonvoting Equity Securities  . . . . . .   6
              d.   Section 1123(a)(7) -- Selection of Directors and Officers in a Manner Consistent with the
                   Interests of Creditors and Equity Security Holders and Public Policy . . . . . . . . . . . . . . .   6
              e.   Section 1123(b)(1)-(2) -- Impairment of Claims and Interests and Assumption, Assumption and
                   Assignment or Rejection of Executory Contracts and Unexpired Leases  . . . . . . . . . . . . . . .   7
              f.   Section 1123(b)(3) -- Retention, Enforcement and Settlement of Claims Held by the Debtor . . . . .   8
              g.   Section 1123(b)(5) -- Other Provisions Not Inconsistent with Applicable Provisions of the
                   Bankruptcy Code  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         2.   Section 1129(a)(2) -- Compliance of the Debtor with Applicable Provisions of the Bankruptcy Code  . . .   9
         3.   Section 1129(a)(3) -- Proposal of the Plan in Good Faith  . . . . . . . . . . . . . . . . . . . . . . .   9
         4.   Section 1129(a)(4) -- Bankruptcy Court Approval of Certain Payments as Reasonable . . . . . . . . . . .  10
         5.   Section 1129(a)(5) -- Disclosure of Identity and Affiliations of Proposed Management, Compensation of
              Insiders and Consistency of Management Proposals with the Interests of Creditors and Public Policy  . .  10
         6.   Section 1129(a)(6) -- Approval of Rate Changes  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         7.   Section 1129(a)(7) -- Best Interests of Holders of Claims and Interests . . . . . . . . . . . . . . . .  11
         8.   Section 1129(a)(8) -- Acceptance of the Plan by Each Impaired Class . . . . . . . . . . . . . . . . . .  11

           9.   Section 1129(a)(9) -- Treatment of Claims Entitled to Priority Pursuant to Section 507(a) of the
                Bankruptcy Code . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
           10.  Section 1129(a)(10) -- Acceptance By at Least One Impaired Class  . . . . . . . . . . . . . . . . . . .  12
           11.  Section 1129(a)(11) -- Feasibility of the Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
           12.  Section 1129(a)(12) -- Payment of Bankruptcy Fees . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
           13.  Section 1129(a)(13) -- Retiree Benefits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
           14.  Section 1129(b) -- Confirmation of the Plan Over the Nonacceptance of Certain Impaired Classes. . . . .  13
           15.  Section 1129(d) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
      C.   NEWCO AND EALP . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
      D.   SATISFACTION OF CONDITIONS TO CONFIRMATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

II.   CONCLUSIONS OF LAW  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
      A.   JURISDICTION AND VENUE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
      B.   TECHNICAL MODIFICATIONS TO THE PLAN  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
      C.   COMPLIANCE WITH SECTION 1129 OF THE BANKRUPTCY CODE  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
      D.   APPROVAL OF THE SETTLEMENTS AND RELEASES PROVIDED UNDER THE PLAN AND CERTAIN OTHER MATTERS . . . . . . . . .  15
      E.   AGREEMENTS AND OTHER DOCUMENTS.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

III.  ORDER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
      A.   CONFIRMATION OF THE PLAN . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
      B.   EFFECTS OF CONFIRMATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
           1.  Immediate Effectiveness; Successors and Assigns  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
           2.  Injunctions and Stays Remain in Effect Until Effective Date  . . . . . . . . . . . . . . . . . . . . . .  17
      C.   MATTERS RELATING TO IMPLEMENTATION OF THE PLAN . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
           1.  Implementation of the Newco Purchase Transaction   . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
           2.  Corporate Governance   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
           3.  Newco Purchase of Madeleine Claims   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
           4.  Reasonable Access to Books and Records   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
           5.  Establishment of Unsecured Creditors Trust, Approval of Trustee  . . . . . . . . . . . . . . . . . . . .  18
      D.   ADDITIONAL ACTIONS IN FURTHERANCE OF THE PLAN  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
      E.   DISCHARGE, TERMINATION AND INJUNCTION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
           1.  Certain Liabilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
           2.  Setoff of EALP Assigned Claims Against Newco Payment Obligations   . . . . . . . . . . . . . . . . . . .  20
      F.   RETENTION OF JURISDICTION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
      G.   REFERENCE TO PLAN PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
      H.   NOTICE OF ENTRY OF CONFIRMATION ORDER AND ESTABLISHMENT OF ADMINISTRATIVE CLAIM BAR DATES  . . . . . . . . .  21

                     IN THE UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE


IN RE:                                 )            CHAPTER 11
                                       )
GRANT GEOPHYSICAL, INC.,               )            CASE NO. 96-1936 (HSB)
                                       )
                 DEBTOR.               )


                      FINDINGS OF FACT, CONCLUSIONS OF LAW
                        AND ORDER CONFIRMING THE SECOND
                         AMENDED PLAN OF REORGANIZATION
                           OF GRANT GEOPHYSICAL, INC.


                 Grant Geophysical, Inc. (the "Debtor") having proposed the Second Amended Plan of Reorganization of Grant Geophysical, Inc., dated August 5, 1997 and the Technical Modifications to the Second Amended Plan of Reorganization of Grant Geophysical, Inc., dated September 12, 1997 (collectively, the "Plan");(1) the Court having entered an Order, dated August 5,1997, Approving Disclosure Statement, Approving Voting and Solicitation Procedures, and Establishing Date and Procedures for Confirmation


____________________

(1) A copy of the Plan (without the Exhibits thereto) is attached hereto as Exhibit A and incorporated herein by reference.

     Unless otherwise specified, capitalized terms and phrases used herein have the meanings assigned to them in the Plan (as defined herein). The rules of interpretation set forth in Section 1.2.1 of the Plan shall apply to these Findings of Fact, Conclusions of Law and Order (this "Confirmation Order"). In addition, in accordance with Section 1.1 of the Plan, any term used in the Plan or this Confirmation Order that is not defined in the Plan or this Confirmation Order, but that is used in the Bankruptcy Code or the Bankruptcy Rules, shall have the meaning assigned to that term in the Bankruptcy Code or the Bankruptcy Rules. In accordance with Section III.A of this Confirmation Order, if there is any direct conflict between the terms of the Plan and the terms of this Confirmation Order, the terms of this Confirmation Order shall control.

Hearing (the "Disclosure Statement Order"); the Declaration of Logan & Company, Inc. Certifying (i) the Methodology for the Tabulation of and (ii) Results of Voting with Respect to the Debtor's Second Amended Plan of Reorganization (the "Voting Declaration") having been filed on September 15, 1997; the Court having established, September 15, 1997, at 9:30 a.m. as the date and time of the hearing pursuant to section 1129 of the Bankruptcy Code to consider Confirmation of the Plan (the "Confirmation Hearing"); the Certificate of Logan & Company, Inc. ("Logan") having been filed with respect to the mailing of the notice of the Confirmation Hearing (the "Mailing Declaration") with the Court on August 18, 1997 in accordance with the Disclosure Statement Order; an Affidavit of Publication by The Wall Street Journal (the "Affidavit of Publication") having been filed with respect to the publication of notice of the Confirmation Hearing in such publication in accordance with the Disclosure Statement Order; the Court having reviewed the Plan, the Disclosure Statement, the Disclosure Statement Order, the Voting Declaration, the Mailing Declaration, the Affidavit of Publication, and all statements and comments regarding, Confirmation, as reflected in the record at the Confirmation Hearing; objections to Confirmation having been withdrawn on the record or overruled; the Court having heard the statements of counsel in support of Confirmation at the Confirmation Hearing; the Court having considered all testimony presented and evidence admitted at the Confirmation Hearing; the Court having taken judicial notice of the papers and pleadings on file in the Chapter 11 Case; and the Court finding that (i) notice of the Confirmation Hearing and the opportunity of any party in interest to object to Confirmation were adequate and appropriate, in accordance with Bankruptcy Rule 2002(b), as to all parties to be affected by the Plan and the transactions contemplated thereby and (ii) the legal and factual bases set forth at the Confirmation Hearing and as set forth in the Confirmation Order establish just cause for the relief granted herein; the Court hereby makes the following Findings of Fact, Conclusions of Law and Order.(2)

                             I.  FINDINGS OF FACT.

A.   JURISDICTION AND VENUE.

     On the Petition Date, the Debtor commenced the Chapter 11 Case by filing a voluntary petition for relief under chapter 11 of the Bankruptcy Code. The Debtor was and is qualified to be a debtor under section 109(a) of the Bankruptcy Code. The Debtor's state of incorporation is Delaware. Accordingly, venue in the District of Delaware is proper as of the Petition Date and continues to be proper.

____________________

(2) This Confirmation Order constitutes the Court's findings of fact and conclusions of law under Fed. R. Civ. P. 52, as made applicable by Bankruptcy Rules 7052 and 9014. Any finding of fact shall constitute a finding of fact even if it is stated as a conclusion of law, and any conclusion of law shall constitute a conclusion of law even if it is stated as a finding of fact.

B.   COMPLIANCE WITH THE REQUIREMENTS OF SECTION 1129 OF THE BANKRUPTCY
     CODE.

     1. SECTION 1129(a)(1) -- COMPLIANCE OF THE PLAN WITH APPLICABLE PROVISIONS OF THE BANKRUPTCY CODE.

           The Plan complies with all applicable provisions of the Bankruptcy Code, as required by section 1129(a)(1) of the Bankruptcy Code, including, without limitation, sections 1122 and 1123.

           a. SECTIONS 1122 AND 1123(a)(1)-(4) -- CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS.

           Pursuant to sections 1122(a) and 1123(a)(1) of the Bankruptcy Code,
Article III of the Plan designates Classes of Claims and Interests, other than Administrative Claims and Priority Tax Claims.(3) As required by section 1122(a), each Class of Claims and Interests contains only Claims or Interests that are substantially similar to the other Claims or Interests within that Class. Claims are classified separately in Classes 1 through 6 and Class 11. Interests are classified separately in Classes 7 through 10. Such classification is proper under section 1122(a) because such Claims and Interests have differing rights among each other and against the assets of the Debtor or differing interests in the Debtor or its reorganization. In accordance with section 1122(b) of the Bankruptcy Code, the Plan provides for Class 6 to be a Class of General Unsecured Claims of $500 or less. This Class is reasonable and necessary for administrative convenience. Pursuant to sections 1123(a)(2) and
(3) of the Bankruptcy Code,

____________________

(3) Classes of Administrative Claims and Priority Tax Claims are not required to be designated pursuant to section 1123(a)(1) of the Bankruptcy Code.

Article III of the Plan specifies all Classes of Claims and Interests that are not impaired under the Plan and specifies the treatment of all Classes of Claims and Interests that are impaired under the Plan. Pursuant to section 1123(a)(4) of the Bankruptcy Code, Article III of the Plan also provides the same treatment for each Claim or Interest within a particular Class, unless the holder of a Claim or Interest agrees to less favorable treatment of its Claim or Interest.

           b.    SECTION 1123(a)(5) -- ADEQUATE MEANS FOR IMPLEMENTATION OF THE
                 PLAN.

                 (i) Article V and various other provisions of the Plan provide adequate means for the Plan's implementation. Those provisions relate to, among other things: (i) the vesting of the Debtor's property in Newco; (ii) the assignment of certain liabilities of the Debtor to Newco; (iii) the cancellation of the Capital Stock; (iv) distributions to holders of Allowed Claims and certain Allowed Interests in full satisfaction of such allowed Claims and Allowed Interests; (v) the issuance and distribution of Rights to purchase Newco Common Stock pursuant to terms and conditions set forth in the Plan; (vi) the adoption or amendment and restatement of articles of incorporation, bylaws or other similar constituent documents for Newco; (vii) the selection of officers and directors of Newco; (viii) the cancellation or modification of certain existing liens on property of the Debtor's estate; and (ix) execution by the Debtor or Newco of a number of agreements, including the Newco Common Stock Registration Rights Agreement and the New Credit Facility Documents.

                 (ii) The Debtor, EALP and the Official Committee have concluded that the provisions of Article V of the Plan are sufficient to provide for the implementation of the Newco purchase and payment obligations set forth therein. Such parties thus have concluded that entry into the Newco Asset Purchase Agreement referenced in the Plan is not necessary. Accordingly, the Debtor shall not enter into the Newco Asset Purchase Agreement.

           c. SECTION 1123(a)(6) -- PROHIBITION AGAINST THE ISSUANCE OF NONVOTING EQUITY SECURITIES.

           Section 5.4.1 of the Plan provides for the inclusion in the Newco Certificate of Incorporation of a provision prohibiting the issuance of nonvoting equity securities to the extent required by section 1123(a) of the Bankruptcy Code. As of the Effective Date, Newco will have outstanding only one class of capital stock with voting power. Accordingly, the Plan satisfies the requirement of section 1123(a)(6) of the Bankruptcy Code that a plan of reorganization provide for an appropriate distribution of voting power among the classes of securities possessing voting power.

           d.    SECTION 1123(a)(7) -- SELECTION OF DIRECTORS AND OFFICERS IN
                 A MANNER CONSISTENT WITH THE INTERESTS OF CREDITORS AND EQUITY SECURITY HOLDERS AND PUBLIC POLICY.

                 (i) The Plan provides that the initial directors of Newco will be designated by EALP prior to the Confirmation Hearing. Such initial directors will be the four directors designated in the Disclosure Statement. The members of the initial board of directors will serve from and after the Effective Date until their successors are duly elected or appointed and qualified or until their earlier death, resignation, retirement, disqualification or removal in accordance with the terms of the Newco Certificate of Incorporation and Newco Bylaws.

                 (ii) The Plan provides that (a) the initial chief executive officer and chairman of Newco shall be designated by EALP and (b) the other officers of Newco will be identified, prior to the Confirmation Hearing. In accordance with such designation, the initial President and Chief Executive Officer of Newco will be Larry E. Lenig, Jr. Each executive officer of Newco will serve from and after the Effective Date until his or her successor is elected or appointed and qualified in accordance with the terms of the Newco Certificate of Incorporation and Newco Bylaws, any applicable employment agreement and applicable corporation or similar law, or until the earlier death, resignation, retirement, disqualification or removal of any such officer.

                 (iii) The initial officers and directors of Newco have been selected in a manner consistent with the interests of the holders of Claims and Interests and public policy.

           e. SECTION 1123(b)(1)-(2) -- IMPAIRMENT OF CLAIMS AND INTERESTS AND ASSUMPTION, ASSUMPTION AND ASSIGNMENT OR REJECTION OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES.

           Article III of the Plan impairs or leaves unimpaired, as the case may be, each Class of Claims and Interests. In accordance with section 1123(b)(2) of the Bankruptcy Code, Article VI of the Plan provides for the assumption, assumption and assignment or rejection of the executory contracts and unexpired leases of the Debtor that have not been previously assumed, assumed and assigned or rejected pursuant to section 365 of the

Bankruptcy Code and appropriate authorizing orders of the Court and that are not the subject of any motion regarding assumption, assumption and assignment or rejection that is pending as of the Confirmation Date.

           f. SECTION 1123(b)(3) -- RETENTION, ENFORCEMENT AND SETTLEMENT OF CLAIMS HELD BY THE DEBTOR.

           Section 5.1.1.1 of the Plan provides that, except as otherwise provided in the Plan, Newco will purchase any claims and rights of action not released pursuant to Sections 5.6.1.1 and 5.6.1.2 of the Plan. Newco or its successors may pursue such retained claims or rights of action as appropriate, in accordance with the best interests of Newco or the successor holding such claims or rights of action.

           g. SECTION 1123(b)(5) -- OTHER PROVISIONS NOT INCONSISTENT WITH APPLICABLE PROVISIONS OF THE BANKRUPTCY CODE.

           The Plan includes additional appropriate provisions that are not inconsistent with applicable provisions of the Bankruptcy Code, including: (i) the provisions of Article VI of the Plan governing the assumption, assumption and assignment or rejection of executory contracts and unexpired leases; (ii) the provisions of Article VII of the Plan governing distributions on account of Allowed Claims and Interests, particularly as to the timing and calculation of amounts to be distributed; (iii) the provisions of Article VIII of the Plan establishing procedures for resolving Disputed Claims and making distributions on account of such Disputed Claims once resolved; and (iv) the provisions of
Article XII of the Plan regarding retention of jurisdiction by the

Bankruptcy Court over certain matters subsequent to the Effective Date.

     2. SECTION 1129(a)(2) -- COMPLIANCE OF THE DEBTOR WITH APPLICABLE PROVISIONS OF THE BANKRUPTCY CODE.

           The Debtor has complied with all applicable provisions of the Bankruptcy Code, as required by section 1129(a)(2) of the Bankruptcy Code, including, without limitation, sections 1125 and 1126 of the Bankruptcy Code and Bankruptcy Rules 3017 and 3018. The Disclosure Statement and the procedures by which the ballots for acceptance or rejection of the Plan were solicited and tabulated were fair, properly conducted and in accordance with sections 1125 and 1126 of the Bankruptcy Code, Bankruptcy Rules 3017 and 3018 and the Disclosure Statement Order. The Debtor, EALP, the Official Committee and its members and their respective directors, officers, employees, agents and professionals, as applicable, have acted in "good faith," within the meaning of section 1125(e) of the Bankruptcy Code.

     3.    SECTION 1129(a)(3) -- PROPOSAL OF THE PLAN IN GOOD FAITH.

           The Debtor and EALP proposed the Plan in good faith and not by any means forbidden by law. In determining that the Plan has been proposed in good faith, the Court has examined the totality of the circumstances surrounding the formulation of the Plan. Based on the uncontroverted evidence presented at the Confirmation Hearing, the Court finds and concludes that the Plan has been proposed with the legitimate and honest purpose of reorganizing the business affairs of the Debtor and maximizing the returns available to creditors and Interest holders. Moreover, the Plan itself and the arms-length negotiations among the Debtor, EALP, the Official Committee and the Debtor's other major creditor constituencies leading to the Plan's formulation provide independent evidence of the good faith of the Debtor and EALP in proposing the Plan.

     4. SECTION 1129(a)(4) -- BANKRUPTCY COURT APPROVAL OF CERTAIN PAYMENTS AS REASONABLE.

           Section 2.1.3 of the Plan provides that Professionals or other entities requesting compensation or reimbursement of expenses pursuant to sections 327, 328, 330, 331, 503(b) and 1103 of the Bankruptcy Code for services rendered before the Effective Date (including compensation requested pursuant to section 503(b)(3) and (4) of the Bankruptcy Code by any Professional or other entity for making a substantial contribution in any Reorganization Case) must file and serve an application for final allowance of compensation and reimbursement of expenses no later than 30 days after the Effective Date, which the Court will review for reasonableness under sections 328 and 330 of the Bankruptcy Code and any applicable case law.

     5. SECTION 1129(a)(5) -- DISCLOSURE OF IDENTITY AND AFFILIATIONS OF PROPOSED MANAGEMENT, COMPENSATION OF INSIDERS AND CONSISTENCY OF MANAGEMENT PROPOSALS WITH THE INTERESTS OF CREDITORS AND PUBLIC POLICY.

           The Debtor has disclosed the identity and affiliations of the proposed directors and officers of Newco and the identity and the compensation of insiders who will be employed or retained by Newco. The directors and executive officers were chosen by the Debtor and EALP in a manner consistent with the interests of the holders of Claims and Interests and with public policy.

     6.    SECTION 1129(a)(6) -- APPROVAL OF RATE CHANGES.

           The Debtor's current businesses do not involve the establishment of rates over which any regulatory commission has or will have jurisdiction after Confirmation.

     7.    SECTION 1129(a)(7) -- BEST INTERESTS OF HOLDERS OF CLAIMS AND
           INTERESTS.

           With respect to each impaired Class of Claims or Interests for the Debtor, each holder of a Claim or Interest in such impaired Class has accepted the Plan or, as demonstrated by the liquidation analysis appended to and referenced in the Disclosure Statement and other evidence presented at the Confirmation Hearing, will receive or retain under the Plan on account of such Claim or Interest property of a value, as of the Effective Date, that is not less than the amount such holder would receive or retain if the Debtor were liquidated on the Effective Date under chapter 7 of the Bankruptcy Code.

     8.    SECTION 1129(a)(8) -- ACCEPTANCE OF THE PLAN BY EACH IMPAIRED CLASS.

           Pursuant to sections 1124 and 1126 of the Bankruptcy Code (a) as indicated in Article III of the Plan, Classes 1, 2 and 4 are Classes of unimpaired Claims and (b) as indicated in the Voting Declaration, all impaired Classes voting have accepted the Plan. Because the Plan provides that the holders of Allowed Claims and Interests in Classes 9, 10 and 11 will not receive or retain any property on account of these Claims and Interests, these Classes are deemed not to have accepted the Plan pursuant to section 1126(g) of the Bankruptcy Code. Notwithstanding the lack of compliance with section 1129(a)(8) of the Bankruptcy Code with respect to Classes 9, 10 and 11, the Plan is confirmable because, as is more fully set forth in Section I.B.14 of this Confirmation Order, the Plan satisfies section 1129(b)(1) of the Bankruptcy Code with respect to such Classes.

     9. SECTION 1129(a)(9) -- TREATMENT OF CLAIMS ENTITLED TO PRIORITY PURSUANT TO SECTION 507(A) OF THE BANKRUPTCY CODE.

           The Plan provides for treatment of Administrative Claims, Priority Tax Claims and Claims entitled to priority pursuant to sections 507(a)(3)-(6) of the Bankruptcy Code in the manner required by section 1129(a)(9) of the Bankruptcy Code.

    10.    SECTION 1129(a)(10) -- ACCEPTANCE BY AT LEAST ONE IMPAIRED CLASS.

           As indicated in the Voting Declaration and as reflected in the record of the Confirmation Hearing, at least one Class of Claims or Interests that is impaired under the Plan has accepted the Plan, determined without including any acceptance of the Plan by any insider.

    11.    SECTION 1129(a)(11) -- FEASIBILITY OF THE PLAN.

           While the Debtor's businesses are highly competitive and while it is impossible to predict with certainty the precise future profitability of the industry, Confirmation is not likely to be followed by the liquidation of, or the need for further financial reorganization of, the Debtor, Newco or any successor to Newco under the Plan. Based on the testimony presented at the Confirmation Hearing, upon the Effective Date, the fair value of Newco's assets will exceed its liabilities, and Newco will have sufficient cash flow and capital resources to pay its liabilities as they become due and to satisfy the company's capital needs for the conduct of its business.

    12.    SECTION 1129(a)(12) -- PAYMENT OF BANKRUPTCY FEES.

           Section 13.2 of the Plan provides that, on or before the Effective Date, fees payable pursuant to section 1930 of title 28 of the United States Code, 28 U.S.C. Section 1930, will be paid.

    13.    SECTION 1129(a)(13) -- RETIREE BENEFITS.

           The Plan provides that, from and after the Effective Date, Newco will be obligated to pay retiree benefits (as defined in section 1114(a) of the Bankruptcy Code) in accordance with the terms of the retiree benefit plans, if any, governing the payment of such benefits, subject to any rights to amend, modify or terminate such retiree benefits under the terms of the applicable retiree benefits plan or applicable nonbankruptcy law.

    14. SECTION 1129(b) -- CONFIRMATION OF THE PLAN OVER THE NONACCEPTANCE OF CERTAIN IMPAIRED CLASSES.

           Pursuant to section 1129(b)(1) of the Bankruptcy Code, the Plan is confirmable notwithstanding that the Claims and Interests in Classes 9, 10 and 11 are impaired and that such Classes are deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. The Plan does not discriminate unfairly and is fair and equitable with respect to the holders of Claims and Interests in Classes 9, 10 and 11. No holder of Claims or Interests junior to the Claims and Interests classified in Classes 9, 10 and 11 will receive or retain any property under the Plan on account of such junior Claims or Interests and no Class of Claims or Interests senior to Classes 9,

10 or 11 is receiving more than full payment on account of the Claims or Interests in such Class.

     15.   SECTION 1129(d).

           The primary purpose of the Plan is not avoidance of taxes or avoidance of the requirements of Section 5 of the Securities Act, and there has been no objection filed by any governmental unit asserting such avoidance.

C.   NEWCO AND EALP.

           The transactions between Newco and the Debtor contemplated by the Plan have not been entered into fraudulently or for a fraudulent purpose and do not amount to a consolidation, merger or de facto merger of the Debtor into Newco. Neither Newco nor EALP is a continuation or other successor of the Debtor. Neither Newco nor EALP has expressly or impliedly assumed any debts, liabilities, obligations or commitments of the Debtor or any of the Debtor's direct or indirect subsidiaries other than as explicitly set forth in the Plan.

D.   SATISFACTION OF CONDITIONS TO CONFIRMATION.

            Each of the conditions precedent to the entry of this Confirmation Order, as set forth in Section 9.1 of the Plan, has been satisfied.


                            II.  CONCLUSIONS OF LAW.


A.   JURISDICTION AND VENUE.

           As set forth in Section I.A. of this Confirmation Order, this Court has jurisdiction over the Chapter 11 Case and this core proceeding and venue in the District of Delaware is proper.

B.   TECHNICAL MODIFICATIONS TO THE PLAN.

           The Technical Modifications to the Debtor's Second Amended Plan of Reorganization, dated September 12, 1997 (the "Modifications"): (1) comply in all respects with section 1127 of the Bankruptcy Code, Bankruptcy Rule 3019 and all other provisions of the Bankruptcy Code; and (2) do not adversely change the treatment under the Plan of any Claims or Interests. In light of the technical or immaterial nature of each of the Modifications, no additional disclosure under section 1125 of the Bankruptcy Code is required with respect to the Modifications. Accordingly, pursuant to section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019, all holders of Claims and Interests that have accepted or are conclusively presumed to have accepted the Plan as filed on August 5, 1997 are deemed to have accepted the Modifications thereto.

C.   COMPLIANCE WITH SECTION 1129 OF THE BANKRUPTCY CODE.

           As set forth in Section I.B of this Confirmation Order, the Plan complies in all respects with the applicable requirements of section 1129 of the Bankruptcy Code.

D. APPROVAL OF THE SETTLEMENTS AND RELEASES PROVIDED UNDER THE PLAN AND CERTAIN OTHER MATTERS.

           Pursuant to section 1123(b)(3) of the Bankruptcy Code and Bankruptcy Rule 9019(a): the settlements, compromises, discharges, releases and injunctions set forth in the Plan, including, without limitation, the settlements, compromises, discharges, releases and injunctions set forth in
Article V of the Plan, hereby are approved as an integral part of the Plan and are fair, equitable, reasonable and in the best interests of the Debtor, its estate, GGI and holders of Claims and Interests.

E.   AGREEMENTS AND OTHER DOCUMENTS.

           The Debtor has disclosed all material facts regarding: Newco's certificate of incorporation and bylaws, the selection of Newco's directors and officers, the Newco Credit Facility and the content, adoption, execution and delivery of all contracts, leases, instruments, releases and other agreements related to the foregoing; the adoption, execution and implementation of employment, retirement and indemnification agreements, incentive compensation programs, welfare benefit plans and other employee plans and related agreements; and the other matters provided for under the Plan involving corporate action to be taken by or required of the Debtor, GGI and Newco. Entry into the documents referred to in the immediately preceding sentence in substantially the form set forth in the Exhibits to the Plan is hereby approved. Such documents may be amended or modified prior to the Effective Date with the consent of the Debtor, EALP and the Creditors' Committee.


                                  III.  ORDER.


           ACCORDINGLY, THE COURT HEREBY ORDERS, ADJUDGES AND DECREES THAT:

A.   CONFIRMATION OF THE PLAN.

           The Plan hereby is confirmed pursuant to section 1129 of the Bankruptcy Code; provided, however, that if there is any direct conflict between the terms of the Plan and the terms of this Confirmation Order, the terms of this Confirmation Order will control. The Modifications hereby are deemed expressly incorporated by reference.

B.   EFFECTS OF CONFIRMATION.

     1.     IMMEDIATE EFFECTIVENESS; SUCCESSORS AND ASSIGNS.

            Subject to the provisions of Section 9.2 of the Plan, immediately upon the entry of this Confirmation Order, the terms of the Plan shall be, and hereby are, deemed binding upon the Proponents, any and all holders of Claims or Interests (irrespective of whether such Claims or Interests are impaired under the Plan or whether the holders of such Claims or Interests accepted, rejected or are deemed to have accepted or rejected the Plan), any and all non-Debtor parties to executory contracts and unexpired leases with any of the Debtor and any and all entities who are parties to or are subject to the settlements, compromises, releases, discharges and injunctions set forth in the Plan and the respective heirs, executors, administrators, successors or assigns, if any, of any of the foregoing.

     2.    INJUNCTIONS AND STAYS REMAIN IN EFFECT UNTIL EFFECTIVE DATE.

           All injunctions and stays pursuant to sections 105 and 362 of the Bankruptcy Code or otherwise shall remain in full force and effect until the Effective Date of the Plan, except that nothing herein shall bar the filing of financing documents or the taking of such other actions as are necessary to effectuate the transactions contemplated by the Plan or by this Confirmation Order.

C.   MATTERS RELATING TO IMPLEMENTATION OF THE PLAN.

     1.    IMPLEMENTATION OF THE NEWCO PURCHASE TRANSACTION.

           The Debtor shall take all such actions as may be necessary or appropriate to effect the transactions contemplated by the Plan on the terms and subject to the conditions set forth in the Plan.

     2.    CORPORATE GOVERNANCE.

           As of the Effective Date, the Newco Certificate of
Incorporation and the Newco Bylaws shall be substantially in the forms of Exhibits B and C, respectively, to the Plan. After the Effective Date, Newco may amend and restate the Newco Certificate of Incorporation or Newco Bylaws as permitted by applicable law.

     3.    NEWCO PURCHASE OF MADELEINE CLAIMS.

           On or before the Effective Date, EALP (or an affiliate of EALP) shall purchase the Claims of Madeleine, L.L.C., pursuant to the terms and conditions agreed to between such parties.

     4.    REASONABLE ACCESS TO BOOKS AND RECORDS.

           In order to permit the discharge of their duties by the Official Committee and the Unsecured Creditors Trustee, GGI and Newco shall afford the Official Committee and the Unsecured Creditors Trust reasonable access to the books and records of the Debtor, GGI and Newco.

     5. ESTABLISHMENT OF UNSECURED CREDITORS TRUST, APPROVAL OF TRUSTEE AND RELIANCE BY TRUSTEE ON DOCUMENTS, MISTAKES OR ADVICE OF COUNSEL.

           The establishment of the Unsecured Creditors Trust pursuant to the GGI Creditors Trust and Disbursement Agreement, and the designation of Stephen Fisher as the trustee thereunder

(the "Trustee") hereby are approved. Except as otherwise provided in the GGI Creditors Trust and Disbursement Agreement, the Trustee may rely and shall be protected from liability for acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order or other paper or document believed by him to be genuine and to have been presented by an authorized party, including without limitation the Voting Declaration and the tally of elections made on creditor ballots. Also, the Trustee is not liable if he acts based on a mistake of fact before he has actual knowledge of an event. The Trustee shall not be liable for any action taken or suffered by him in reasonably relying upon the advice of counsel or other professionals engaged by him in accordance with the GGI Creditors Trust and Disbursement Agreement.

D.   ADDITIONAL ACTIONS IN FURTHERANCE OF THE PLAN.

           The approvals and authorizations specifically set forth in Section
5.4.4 of the Plan or this Confirmation Order are nonexclusive and are not intended to limit the authority of the Debtor or Newco, subject to the prior consent of the Official Committee, which consent shall not be unreasonably withheld. To the extent that, under applicable nonbankruptcy law, any of the foregoing actions would otherwise require the consent or approval of the directors or stockholders of the Debtor or Newco, this Confirmation Order will constitute such consent or approval, and such actions shall be, and hereby are, deemed to have been taken by unanimous action of the directors and stockholders of the Debtor or Newco.

E.   DISCHARGE, TERMINATION AND INJUNCTION.

     1.    CERTAIN LIABILITIES.

           Newco shall not be liable for any of the debts, liabilities, obligations or commitments of the Debtor or any of the Debtor's direct or indirect subsidiaries, including, without limitation, any debt, liability, obligation or commitment which may be alleged under any theory of successor liability, other than as explicitly set forth in the Plan.

     2.    SETOFF OF EALP ASSIGNED CLAIMS AGAINST NEWCO PAYMENT OBLIGATIONS.

           If EALP assigns to Newco any Administrative Claims (including, without limitation, Claims arising under (a) that certain Term Sheet dated March 14, 1997 between the Debtor and EALP and (b) the Order Under Section 363(b) of the Bankruptcy Code Approving Break-Up Fee Protections in Connection with Proposal for Joint Plan of Reorganization dated April 9, 1997), Secured Claims or Priority Claims that EALP holds or has purchased from the holders of such Claims (collectively, the "EALP Assigned Claims"), Newco hereby is authorized to set off the aggregate Allowed Amount of the EALP Assigned Claims against the amount of Cash to be paid by Newco to GGI pursuant to Section
5.1.1.4 of the Plan; provided, however, that such setoff shall have no adverse economic effect on the Debtor, its Estate or GGI. Nothing contained herein shall limit the right of any party in interest, subject to the terms and conditions set forth in the Plan, to object to the allowance of any EALP Assigned Claim.

F.   RETENTION OF JURISDICTION.

           Notwithstanding the entry of this Confirmation Order or the occurrence of the Effective Date, the Court will retain such jurisdiction over the Reorganization Case as is legally permissible, including jurisdiction over the matters set forth in Article XII of the Plan, which provisions are incorporated herein by reference.

G.   REFERENCE TO PLAN PROVISIONS.

           The failure to reference any particular provision of the Plan in this Confirmation Order shall have no effect on the binding effect, enforceability or legality of such provisions and such provisions shall have the same binding effect, enforceability or legality as every other provision of the Plan.

H. NOTICE OF ENTRY OF CONFIRMATION ORDER AND ESTABLISHMENT OF ADMINISTRATIVE CLAIM BAR DATES.

           a. Pursuant to Bankruptcy Rules 2002(f)(7) and 3020(c), the Debtor hereby is directed to serve a notice of the entry of this Confirmation Order and the establishment of bar dates for certain Administrative Claims hereunder, substantially in the form of Exhibit B attached hereto and incorporated herein by reference (the "Confirmation Notice"), on all holders of Claims or Interests that received notice of the Confirmation Hearing, no later than 14 days after the Confirmation Date; provided, however, that the Debtor shall be obligated to serve the Confirmation Notice only on the record holders of such Claims or Interests as of the close of business on the Business Day immediately preceding the Effective Date.

           b. The Debtor hereby is directed to publish the Confirmation Notice once in The Wall Street Journal (national edition) no later than 14 days after the Confirmation Date.


IT IS SO ORDERED.

Dated:   Wilmington, Delaware
         September 15, 1997

                                        BY ORDER OF THE COURT


                                        /s/ Helen S. Balick
                                        ---------------------------------------
                                        Helen S. Balick
                                        United States Bankruptcy Judge

                                   EXHIBIT A

                                   EXHIBIT B

                     IN THE UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE


IN RE:                                     )       CHAPTER 11
                                           )
GRANT GEOPHYSICAL, INC.,                   )       CASE NO. 96-1936 (HSB)
                                           )
                 DEBTOR.                   )



                     NOTICE OF ENTRY OF CONFIRMATION ORDER

TO ALL HOLDERS OF CLAIMS AGAINST AND INTERESTS IN GRANT GEOPHYSICAL, INC. (THE "DEBTOR"), AND ALL OTHER PARTIES IN INTEREST, PLEASE TAKE NOTICE THAT:


                            CONFIRMATION OF THE PLAN

           By Order dated September 15, 1997 (the "Confirmation Order"), this Court has confirmed the Debtor's Second Amended Plan of Reorganization (as modified, the "Plan"). Unless otherwise defined in this Notice, capitalized terms and phrases used herein have the meanings ascribed thereto in the Plan and the Confirmation Order.


                             DISCHARGE AND RELEASE

           Except as otherwise provided in the Plan or the Confirmation Order, the rights afforded under the Plan and the treatment of Claims and Interests under the Plan shall be in exchange for and in full and complete satisfaction, discharge and release of all Claims and satisfaction or termination of all Interests, including any interest accrued on Claims from and after December 6, 1996. Except as otherwise provided in the Plan or the Confirmation Order, the Debtor is, as of the Effective Date, discharged from all Claims or other debts that arose before the Effective Date, and all debts of the kind specified in sections 502(g), 502(h) or 502(i) of the Bankruptcy Code, whether or not (a) a proof of Claim based on such debt is filed or deemed filed pursuant to section 501 of the Bankruptcy Code, (b) a Claim based on such debt is allowed pursuant to section 502 of the Bankruptcy Code or (c) the holder of a Claim based on such debt has accepted the Plan. In addition, except as otherwise provided in the Plan or Confirmation Order, entry of the Confirmation Order is deemed to satisfy or terminate all Interests and other rights of equity security holders in the Debtor. In accordance with the foregoing, except as provided in the Plan or the Confirmation Order, any judgment obtained against the Debtor at any time, to the extent that such judgment relates to a discharged Claim or satisfied or terminated Interest, is void.

                                   INJUNCTION

           Except as provided in the Plan or Confirmation Order, as of the Effective Date, all entities that have held, currently hold or may hold a Claim or other debt or liability that is discharged or an Interest or other right of an equity security holder that is terminated pursuant to the terms of the Plan are permanently enjoined from taking any of the following actions on account of any such discharged Claims, debts or liabilities or terminated Interests or rights: (a) commencing or continuing in any manner any action or other proceeding against the Debtor, GGI, the Official Committee, Newco or EALP or their respective property; (b) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order against the Debtor, GGI, the Official Committee, Newco or their respective property; (c) creating, perfecting or enforcing any lien or encumbrance against the Debtor, GGI, the Official Committee, Newco or their respective property; and (d) commencing or continuing any action, in any manner, in any place that does not comply with or is inconsistent with the provisions of the Plan and the Confirmation Order.

           As of the Effective Date, except as otherwise provided in the Plan or the Confirmation Order, all entities that have held, currently hold or may hold a claim, demand, debt, right, cause of action or liability that is released pursuant to the Plan are permanently enjoined from taking any of the following actions on account of such released claims, demands, debts, rights, causes of action or liabilities: (a) commencing or continuing in any manner any action or other proceeding; (b) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order; (c) creating, perfecting or enforcing any lien or encumbrance; and (d) commencing or continuing any action, in any manner, in any place that does not comply with or is inconsistent with the provisions of the Plan and the Confirmation Order.


                                   BAR DATES

           Unless previously filed (including Claims filed asserting status of Administrative Claims, and except as provided below and in Section 2.1.3 of the Plan, requests for payment of Administrative Claims must be filed and served on GGI and the Official Committee no later than 30 days after the Effective Date. Holders of Administrative Claims that are required to file and serve a request for payment of such Claims and that do not file and serve a request by the applicable Bar Date shall be forever barred from asserting such Claims against the Debtor, GGI, Newco or their respective property. Objections to such requests must be filed and served on GGI and the requesting party not later than 30 days after the date on which the applicable request for payment was filed.

           Professionals or other entities requesting compensation or reimbursement of expenses pursuant to sections 327, 328, 330, 331, 503(b) or 1103 of the Bankruptcy Code for services rendered before the Effective Date (including compensation requested pursuant to section 501(b)(3) and (4) of the Bankruptcy Code) shall file and serve on GGI and the Official Committee an application for final allowance of compensation and reimbursement of expenses no later than 30 days after the Effective Date, unless such deadline is extended by order of this Court. Objections to applications of professionals or other entities for compensation or reimbursement of expenses must be filed and served on GGI, the Official Committee, counsel for GGI, counsel for the Official Committee and the requesting professional not later than 30 days after the filing of the applicable application for compensation or reimbursement.

           If the rejection of an executory contract or unexpired lease pursuant to Article VI of the Plan gives rise to a Claim by the other party or parties to such contract or lease, such Claim shall be forever barred and shall not be enforceable against the Debtor, GGI, their respective successors or their respective properties unless (a) a Stipulation of Amount and Nature of Claim has been entered into and approved by the Bankruptcy Court with respect to the rejection of such executory contract or unexpired lease or (b) a proof of Claim is filed and served on GGI, the Official Committee, counsel for GGI and counsel for the Official Committee within 30 days after the Effective Date or such earlier date as established by order of this Court.

           Copies of the Confirmation Order may be obtained by written request from: Logan and Company, Inc., 615 Washington Street, Hoboken, New Jersey 07030.


Dated:   Wilmington, Delaware
         September 15, 1997


                                        BY ORDER OF THE COURT


                                        /s/ Helen S. Balick
                                        ----------------------------------------
                                        The Honorable Helen S. Balick
                                        United States Bankruptcy Judge

David S. Kurtz                             C. Robert Bunch
Timothy R. Pohl                            KING & PENNINGTON, L.L.P.
Kathleen M. Boege                          3100 South Tower, Pennzoil Place
JONES, DAY, REAVIS & POGUE                 711 Louisiana Street
77 West Wacker                             Houston, Texas  77002
Chicago, Illinois  60601-1692              (713) 225-8400
(312) 782-3939
                                           Counsel for the Debtor
Counsel for Elliott Associates, L.P.
                                           Laura Davis Jones
                                           Scott D. Cousins
Neil B. Glassman                           YOUNG, CONAWAY, STARGATT & TAYLOR
BAYARD HANDELMAN & MURDOCH, P.A.           Rodney Square North
902 Market Street, 13th Floor              11th Floor
Wilmington, Delaware  19899                P. O. Box 391
(302) 655-5000                             Wilmington, Delaware  19899-0391
                                           (302) 571-6600
Co-Counsel for Elliott Associates, L.P.
                                           Co-Counsel for the Debtor
James Donnell
Andrews & Kurth, L.L.P.                    Christopher Fuller
4200 Texas Commerce Tower                  SCOTT, DOUGLASS
Houston, Texas  77002                        & MCCONNICO, L.L.P.
                                           600 Congress, Suite 1500
                                           Austin, Texas  78701
                                           (512) 495-6300

                                           Special Counsel for the Debtor